Exhibit 99.1

SolarEdge Announces Fourth Quarter
and Full Year 2019 Financial Results

FREMONT, Calif. — February 19, 2020. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy, today announced its financial results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Record revenues of $418.2 million

•	Record revenues from solar products of $389.0 million

•	GAAP gross margin of 34.3%

•	GAAP gross margin from sale of solar products of 37.3%
•	Non-GAAP gross margin from sale of solar products of 37.8%

•	Record GAAP net income of $52.8 million

•	Record Non-GAAP net income of $87.4 million

•	Record GAAP net diluted earnings per share (“EPS”) of $1.03

•	Record Non-GAAP net diluted EPS of $1.65

•	1.6 Gigawatts (AC) of inverters shipped

Full Year 2019 Highlights

•	Revenues of $1.43 billion

•	Revenues from solar products of $1.34 billion

•	GAAP gross margin of 33.6%

•	GAAP gross margin from sale of solar products of 35.8%
•	Non-GAAP gross margin from sale of solar products of 36.2%

•	GAAP net income of $146.5 million

•	Non-GAAP net income of $233.2 million

•	GAAP net diluted earnings per share (“EPS”) of $2.90

•	Non-GAAP net diluted EPS of $4.44

•	5.6 Gigawatts (AC) of inverters shipped

“We are pleased to conclude another very successful year with revenues growth of over 50% in 2019 most of which was generated by our solar business. We also announce a non-GAAP net profit growth of over 48%,” said Zvi Lando, CEO of SolarEdge. “This year, we continued to expand our solar business and also made significant investments in our acquired businesses that open new opportunities for us to expand our product offerings into adjacent segments and leverage our highly talented technological teams to become leaders in those markets.”

Fourth Quarter 2019 Summary

The Company reported record revenues of $418.2 million, up 2% from $410.6 million in the prior quarter and up 59% from $263.7 million in the same quarter last year.

Revenues related to the solar business were $389.0 million, modestly up from $387.8 million in the prior quarter and up 60% from $243.4 million in the same quarter last year.

GAAP gross margin was 34.3%, up from 33.9% in the prior quarter and up from 30.2% year over year.

Non-GAAP gross margin was 35.5%, up from 35.1% in the prior quarter and up from 30.9% year over year.

GAAP gross margin for the solar business was 37.3%, up from 35.0% in the prior quarter and up from 32.3% year over year.

Non-GAAP gross margin for the solar business was 37.8%, up from 35.4% in the prior quarter and up from 32.8% year over year.

GAAP operating expenses were $92.7 million, up 27% from $73.3 million in the prior quarter and up 66% from $55.8 million in the same quarter last year. Operating expenses this quarter include $22.4 million related to the SMRE acquisition and settlement of a pre-acquisition claim against Kokam.

Non-GAAP operating expenses were $63.1 million, up 15% from $54.8 million in the prior quarter and up 40% from $45.1 million in the same quarter last year.

GAAP operating income was $50.5 million, down 23% from $66.0 million in the prior quarter and up 111% from $24.0 million in the same quarter last year.

Non-GAAP operating income was $85.3 million, down 4% from $89.2 million in the prior quarter and up 135% from $36.4 million in the same quarter last year.

GAAP net income was $52.8 million, up 27% from $41.6 million in the prior quarter and up 308% from $12.9 million in the same quarter last year.

Non-GAAP net income was $87.4 million, up 37% from $63.6 million in the prior quarter and up 178% from $31.5 million in the same quarter last year.

GAAP net diluted earnings per share (“EPS”) was $1.03, up from $0.81 in the prior quarter and up from $0.27 in the same quarter last year.

Non-GAAP net diluted EPS was $1.65, up from $1.21 in the prior quarter and up from $0.63 in the same quarter last year.

Cash flow from operating activities was $83.1 million, up from $68.7 million in the prior quarter and up from $46.9 million in the same quarter last year.

As of December 31, 2019, cash, cash equivalents, bank deposits, restricted bank deposit and marketable securities totaled $467.5 million, compared to $432.9 million on September 30, 2019.

Full Year 2019 Summary

Total revenues of $1.43 billion, up 52% from $937 million in the prior year.

GAAP gross margin was 33.6%, down from 34.1% in the prior year.

Non-GAAP gross margin was 34.9%, up from 34.6% in the prior year.

GAAP operating income was $189.9 million, up 36% from $139.4 million in the prior year.

Non-GAAP operating income was $276.8 million, up 59% from $174.3 million in the prior year.

GAAP net income was $146.5 million, up 14% from $128.8 million in the prior year.

Non-GAAP net income was $233.2 million, up 48% from $157.3 million in the prior year.

GAAP net diluted EPS was $2.90, up from $2.69 in the prior year.

Non-GAAP net diluted EPS was $4.44, up from $3.17 in the prior year.

Cash flow from operating activities of $259 million, up from $189.1 million in the prior year.

Outlook for the First Quarter 2020

The Company also provides guidance for the first quarter ending March 31, 2020 as follows:

•	Revenues to be within the range of $425 million to $440 million
•	Gross margin expected to be within the range of 32% to 34%
•	Revenues from solar products to be within the range of $405 million to $415 million
•	Gross margin from sale of solar products expected to be within the range of 33% to 35%

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Wednesday, February 19, 2020. The call will be available, live, to interested parties by dialing 800-367-2403. For international callers, please dial +1 334-777-6978. The Conference ID number is 7869140.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by PV systems. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 19, 2020.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	Unaudited

Revenues	$418,223	$263,670	$1,425,660	$937,237
Cost of revenues	274,974	183,959	946,322	618,001

Gross profit	143,249	79,711	479,338	319,236

Operating expenses:

Research and development	34,900	24,710	121,351	82,245
Sales and marketing	23,659	19,210	87,984	68,307
General and administrative	11,771	11,837	49,361	29,264
Other operating expenses	22,391	----	30,696	----

Total operating expenses	92,721	55,757	289,392	179,816

Operating income	50,528	23,954	189,946	139,420

Financial expenses (income), net	(11,058)	(288)	11,343	2,297

Income before income taxes	61,586	24,242	178,603	137,123

Income taxes	9,241	12,093	33,646	9,077

Net income	$52,345	$12,149	$144,957	$128,046
Net loss attributable to Non-controlling interests	433	787	1,592	787
Net income attributable to SolarEdge Technologies, Inc.	$52,778	$12,936	$146,549	$128,833

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2019	2018

CURRENT ASSETS:
Cash and cash equivalents	$223,901	$187,764
Short-term bank deposits	5,010	9,870
Restricted bank deposits	27,558	824
Marketable securities	91,845	118,680
Trade receivables, net	298,383	173,579
Prepaid expenses and other current assets	115,268	45,073
Inventories, net	170,798	141,519
Total current assets	932,763	677,309

LONG-TERM ASSETS:
Marketable securities	119,176	74,256
Operating lease right-of-use assets, net	35,858	----
Property, plant and equipment, net	176,963	119,329
Deferred tax assets, net	16,298	14,699
Intangible assets, net	74,008	38,504
Goodwill	129,654	34,874
Other long term assets	9,904	5,501
Total long term assets	561,861	287,163

Total assets	$1,494,624	$964,472

CURRENT LIABILITIES:
Trade payables, net	$157,148	$107,079
Employees and payroll accruals	47,390	29,053
Current maturities of bank loans and accrued interest	15,673	16,639
Warranty obligations	65,112	28,868
Deferred revenues	70,815	14,351
Accrued expenses and other current liabilities	80,576	29,728
Total current liabilities	436,714	225,718

LONG-TERM LIABILITIES:
Bank loans	173	3,510
Warranty obligations	107,451	92,958
Deferred revenues	89,982	60,670
Operating lease liabilities	30,213	----
Deferred tax liabilities, net	4,461	1,499
Other long term liabilities	13,960	9,391
Total long-term liabilities	246,240	168,028

STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	475,792	371,794
Accumulated other comprehensive loss	(1,809)	(524)
Retained earnings	337,682	191,133
Total SolarEdge Technologies, Inc. stockholders’ equity	811,670	562,408
Non-controlling interests	-	8,318
Total stockholders’ equity	811,670	570,726

Total liabilities and stockholders’ equity	$1,494,624	$964,472

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2019	2018

Cash flows provided by operating activities:
Net income	$144,957	$128,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	17,261	11,426
Amortization of intangible assets	9,634	1,193
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	92	1,242
Stock-based compensation expenses	60,353	30,618
Deferred income tax benefit, net	(6,037)	(7,093)
Loss from sale of business	5,269	----
Other expenses, net	713	561
Changes in assets and liabilities:
Inventories, net	(22,544)	(20,178)
Prepaid expenses and other assets	(67,323)	(2,711)
Trade receivables, net	(124,071)	(60,514)
Operating lease right-of-use assets and liabilities, net and effect of exchange rate differences	2,192	----
Trade payables, net	47,837	31,482
Employees and payroll accruals	18,592	4,583
Warranty obligations	50,780	41,878
Deferred revenues	83,137	37,041
Other liabilities	38,158	(8,485)
Net cash provided by operating activities	259,000	189,079

Cash flows from investing activities:
Business combinations, net of cash acquired	(38,435)	(94,737)
Purchase of property, plant and equipment	(72,562)	(38,608)
Withdrawal from (investment in) bank deposits	4,860	(9,870)
Investment in restricted bank deposits	(26,145)	(112)
Investment in available-for-sale marketable securities	(160,054)	(142,627)
Proceed from sales and maturities of available-for-sale marketable securities	142,744	129,345
Other investing activities	(3,261)	----
Net cash used in investing activities	$(152,853)	$(156,609)

Cash flows from financing activities:
Repayment of bank loans, net	$(9,265)	$(3,786)
Proceeds from issuance of shares under stock purchase plan and upon exercise of stock-based awards	9,066	10,021
Change in non-controlling interests	(71,468)	(14,190)
Other financing activities	(1,354)	----
Net cash used in financing activities	$(73,021)	$(7,955)

Increase in cash and cash equivalents	33,126	24,515
Cash and cash equivalents at the beginning of the period	187,764	163,163
Effect of exchange rate differences on cash and cash equivalents	3,011	86
Cash and cash equivalents at the end of the period	$223,901	$187,764

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Gross profit (GAAP)	143,249	139,309	79,711	479,338	319,236
Stock-based compensation	2,268	1,691	1,323	6,964	4,342
Cost of product adjustment	448	107	398	1,556	606
Amortization and depreciation of acquired assets	2,489	2,898	----	9,771	193
Gross profit (Non-GAAP)	148,454	144,005	81,432	497,629	324,377

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Gross margin (GAAP)	34.3%	33.9%	30.2%	33.6%	34.1%
Stock-based compensation	0.5%	0.4%	0.5%	0.5%	0.4%
Cost of product adjustment	0.1%	----	0.2%	0.1%	0.1%
Amortization and depreciation of acquired assets	0.6%	0.8%	----	0.7%	----
Gross margin (Non-GAAP)	35.5%	35.1%	30.9%	34.9%	34.6%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating expenses (GAAP)	92,721	73,292	55,757	289,392	179,816
Stock-based compensation - R&D	(4,937)	(4,269)	(3,230)	(16,872)	(11,205)
Stock-based compensation - S&M	(3,157)	(2,779)	(2,564)	(11,062)	(9,112)
Stock-based compensation - G&A	916	(2,628)	(1,574)	(6,991)	(5,959)
Amortization and depreciation of acquired assets - R&D	(30)	(17)	(652)	(92)	(762)
Amortization and depreciation of acquired assets - S&M	33	(440)	(101)	(1,214)	(130)
Amortization and depreciation of acquired assets - G&A	45	(54)	----	(35)	----
Acquisition related expenses	----	----	(2,140)	(949)	(2,140)
Assets disposal	(56)	(14)	(435)	(622)	(435)
Non recurring opearting expenses	(22,391)	(8,305)	----	(30,696)	----
Operating expenses (Non-GAAP)	63,144	54,786	45,061	220,859	150,073

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (GAAP)	50,528	66,017	23,954	189,946	139,420
Cost of product adjustment	448	107	398	1,556	606
Stock-based compensation	9,446	11,367	8,691	41,889	30,618
Amortization and depreciation of acquired assets	2,441	3,409	753	11,112	1,085
Acquisition related expenses	----	----	2,140	949	2,140
Assets disposal	56	14	435	622	435
Non recurring opearting expenses	22,391	8,305	----	30,696	----
Operating income (Non-GAAP)	85,310	89,219	36,371	276,770	174,304

	Reconciliation of GAAP to Non-GAAP Financial expenses (income), net
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Financial expenses (income), net (GAAP)	(11,058)	17,023	(288)	11,343	2,297
Non cash interest	(1,055)	(955)	(769)	(3,645)	(2,489)
Currency fluctuation due to new lease standard adoption	(266)	(800)	----	(2,591)	----
Intangible assets amortization	348	----	528	348	528
Financial expenses (income), net (Non-GAAP)	(12,031)	15,268	(529)	5,455	336

	Reconciliation of GAAP to Non-GAAP Tax on income (tax benefit)
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Tax on income (GAAP)	9,241	7,270	12,093	33,646	9,077
Deferred tax realized (asset)	1,114	2,963	2,304	6,037	7,093
Transition tax of foreign earnings	----	----	(8,189)	----	1,296
Tax on income (Non-GAAP)	10,355	10,233	6,208	39,683	17,466

	Reconciliation of GAAP to Non-GAAP Net income attributable to Solaredge Technologies Inc.
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income attributable to Solaredge Technologies Inc. (GAAP)	52,778	41,627	12,936	146,549	128,833
Cost of product adjustment	448	107	398	1,556	606
Stock-based compensation	9,446	11,367	8,691	41,889	30,618
Amortization and depreciation of acquired assets	2,093	3,409	225	10,764	557
Acquisition related expenses	-	----	2,140	949	2,140
Assets disposal	56	14	435	622	435
Non recurring opearting expenses	22,391	8,305	----	30,696	----
Non cash interest	1,055	955	769	3,645	2,489
Currency fluctuation due to new lease standard adoption	266	800	----	2,591	----
Deferred tax realized (asset)	(1,114)	(2,963)	(2,304)	(6,037)	(7,093)
Transition tax of foreign earnings	-	----	8,189	----	(1,296)
Net income attributable to Solaredge Technologies Inc. (Non-GAAP)	87,419	63,621	31,479	233,224	157,289

	Reconciliation of GAAP to Non-GAAP Net basic earnings per share
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net basic earnings per share (GAAP)	1.08	0.86	0.28	3.06	2.85
Cost of product adjustment	0.01	0.01	0.01	0.03	0.01
Stock-based compensation	0.20	0.23	0.19	0.87	0.68
Amortization and depreciation of acquired assets	0.04	0.07	0.01	0.23	0.01
Acquisition related expenses	----	----	0.04	0.02	0.05
Assets disposal	----	----	0.01	0.01	0.01
Non recurring opearting expenses	0.46	0.17	----	0.64	----
Non cash interest	0.02	0.02	0.02	0.08	0.05
Currency fluctuation due to new lease standard adoption	----	0.02	----	0.06	----
Deferred tax realized (asset)	(0.02)	(0.06)	(0.05)	(0.13)	(0.15)
Transition tax of foreign earnings	----	----	0.18	----	(0.03)
Net basic earnings per share (Non-GAAP)	1.79	1.32	0.69	4.87	3.48

	Reconciliation of GAAP to Non-GAAP Net diluted earnings per share
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net diluted earnings per share (GAAP)	1.03	0.81	0.27	2.90	2.69
Cost of product adjustment	0.01	----	0.01	0.02	0.01
Nonvested PSUs	(0.01)	----	----	----	----
Stock-based compensation	0.15	0.19	0.16	0.68	0.53
Amortization and depreciation of acquired assets	0.04	0.07	0.01	0.22	0.01
Acquisition related expenses	----	----	0.04	0.02	0.04
Assets disposal	----	----	0.01	0.01	0.01
Non recurring opearting expenses	0.43	0.16	----	0.59	----
Non cash interest	0.02	0.02	0.01	0.07	0.05
Currency fluctuation due to new lease standard adoption	----	0.02	----	0.05	----
Deferred tax realized (asset)	(0.02)	(0.06)	(0.04)	(0.12)	(0.14)
Transition tax of foreign earnings	----	----	0.16	----	(0.03)
Net diluted earnings per share (Non-GAAP)	1.65	1.21	0.63	4.44	3.17

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted earnings per share
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Number of shares used in computing net diluted earnings per share (GAAP)	50,966,778	51,081,594	47,637,478	50,195,661	47,980,002
Stock-based compensation	1,774,490	1,375,391	2,204,179	2,011,807	1,636,127
Number of shares used in computing net diluted earnings per share (Non-GAAP)	52,741,268	52,456,985	49,841,657	52,207,468	49,616,129